Exhibit 10.1

Hologic, Inc.

6.25% Senior Notes due 2020

Purchase Agreement

July 19, 2012

Goldman, Sachs & Co.,

    As representative of the several Purchasers

    named in Schedule I hereto,

200 West Street

New York, New York 10282-2198

Ladies and Gentlemen:

Hologic, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to the Purchasers named in Schedule I hereto (the “Purchasers”), for whom you are acting as representative (the “Representative”), an aggregate of $1,000,000,000 principal amount of the notes of the Company specified above (the “Notes”). The obligations of the Company pursuant to the Notes and the Indenture (as defined below) will be guaranteed (the “Guarantees”) by the guarantors listed on Schedule II(A) hereto (the “Initial Guarantors”) and on Schedule II(B) hereto (the “Specified Guarantors” and, together with the Initial Guarantors, the “Guarantors”), jointly and severally, fully and unconditionally, on a senior unsecured basis, at the Time of Delivery (as defined below), unless the Time of Delivery occurs prior to the consummation of the Company’s acquisition (the “Gen-Probe Acquisition”) of Gen-Probe Incorporated (“Gen-Probe”), in which case the Specified Guarantors will so guarantee such obligations on or prior to the Escrow Release Date (as defined below). The Notes and the Guarantees thereof are hereinafter collectively called the “Securities,” and the Exchange Notes (as defined below) and the Guarantees thereof are hereinafter collectively called the “Exchange Securities.”

Holders of Securities will be entitled to the benefits of a registration rights agreement, to be dated as of the Time of Delivery (the “Registration Rights Agreement”), among the Company, each of the Guarantors named therein or that subsequently becomes a party thereto by executing a joinder agreement to the Registration Rights Agreement, and the Representative, pursuant to which the Company and the Guarantors will be required to file with the Commission (as defined below) (i) a registration statement under the Securities Act of 1933, as amended (the “Act”) relating to another series of debt securities of the Company with terms substantially identical to the Notes (the “Exchange Notes”), and guaranteed by the Guarantors, to be offered in exchange for the Securities (the “Exchange Offer”) or (ii) a shelf registration statement pursuant to Rule 415 of the Act relating to the resale by certain holders of the Securities, and to use commercially reasonable efforts to cause such registration statement to be declared effective.

If the Time of Delivery occurs prior to the consummation of the Gen-Probe Acquisition, then, at the Time of Delivery, the Company shall enter into an escrow agreement (the “Escrow Agreement”) with the Trustee, who shall also act as escrow agent (the “Escrow Agent”). Pursuant to the Escrow Agreement, the Company will deposit, or cause to be deposited, into an escrow account (the “Escrow Account”) cash and/or U.S. government obligations (collectively with the Escrow Account and any other securities from time to time held therein, the “Escrowed Property”) equal to the proceeds of the offering of the Securities and an additional amount of cash and/or U.S. government obligations sufficient to redeem all the Notes, for cash at a redemption price of 101% of the principal amount of the Notes, plus accrued and unpaid interest from the Time of Delivery to, but excluding, February 1, 2013. The Escrowed Property will be held by the Escrow Agent in accordance with the terms and provisions set forth in the Escrow Agreement, and released in accordance with the conditions set forth therein (the “Escrow Release Conditions”), as described in the Preliminary Offering Circular and the Offering Circular (each as defined below). Following the Escrow Release Date, the Escrowed Property will be used, among other things, to pay a portion of the consideration due for the Gen-Probe Acquisition, and related fees and expenses, under that certain Merger Agreement among the Company, Gen-Probe and Gold Acquisition Corp. dated as of April 29, 2012, as in effect at the Time of Delivery and as may be amended thereafter (the “Merger Agreement”). If the Escrow Release Conditions are not satisfied on or before January 29, 2013, the Company will be required to redeem the Securities at the Escrow Redemption Price (as defined in the Indenture) pursuant to the terms of the Indenture and the Escrow Agreement and in accordance therewith.

The Specified Guarantors will, among other things, on or prior to the Time of Delivery (or, if the Time of Delivery occurs prior to the consummation of the Gen-Probe Acquisition, the Escrow Release Date), execute a joinder agreement to this Agreement (the “Joinder Agreement”) in the form attached as Annex I hereto. In addition, if the Time of Delivery occurs prior to the consummation of the Gen-Probe Acquisition, then, on or prior to the Escrow Release Date, the Specified Guarantors will execute (i) a joinder agreement to the Registration Rights Agreement in the form attached to the Registration Rights Agreement and (ii) execute a supplemental indenture to the Indenture (the “Supplemental Indenture”) in the form attached to the Indenture pursuant to which each such Specified Guarantor will become a Guarantor under the Indenture.

As used in this Agreement, all references to the Company and its subsidiaries, the Company and its affiliates, the Company and the Guarantors, and the Guarantors, give effect to the consummation of the Gen-Probe Acquisition; provided that prior to the execution and delivery of the Joinder Agreement, all representations and warranties of the Company with respect to any Specified Guarantor or to Gen-Probe or any of Gen-Probe’s subsidiaries are made to the knowledge of the Company after due inquiry.

The representations, warranties, authorizations, acknowledgements, covenants and agreements of the Specified Guarantors set forth in this Agreement shall, with respect to the Specified Guarantors, become effective immediately upon the execution and delivery by each of them of the Joinder Agreement at which time such representations, warranties, authorizations, acknowledgments, covenants and agreements shall become effective as to the Specified Guarantors as if made on the date hereof.

1.	Each of the Company and the Guarantors (in the case of the Specified Guarantors, upon execution and delivery of the Joinder Agreement), jointly and severally, represents and warrants to, and agrees with, each of the Purchasers that:

(a)	A preliminary offering circular, dated July 11, 2012 (the “Preliminary Offering Circular”) and an offering circular, dated July 19, 2012 (the “Offering Circular”), have been prepared in connection with the offering of the Securities. The Preliminary Offering Circular, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(b)), is hereinafter referred to the “Pricing Circular.” Any reference to the Preliminary Offering Circular, the Pricing Circular or the Offering Circular shall be deemed to refer to and include the Company’s most recent Annual Report on Form 10-K and all subsequent documents filed with the United States Securities and Exchange Commission (the “Commission”) pursuant to Section 13(a), 13(c) or 15(d) of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”) on or prior to the date of such circular and any reference to the Preliminary Offering Circular or the Offering Circular, as the case may be, as amended or supplemented, as of any specified date, shall be deemed to include (i) any documents filed with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the Exchange Act after the date of the Preliminary Offering Circular or the Offering Circular, as the case may be, and prior to such specified date and (ii) any information satisfying the requirements of subsection (d)(4)(i) of Rule 144A under the Act that is furnished by the Company prior to the completion of the distribution of the Securities; and all documents filed under the Exchange Act and so deemed to be included in the Preliminary Offering Circular, the Pricing Circular or the Offering Circular, as the case may be, or any amendment or supplement thereto are hereinafter called the “Exchange Act Reports.” The Exchange Act Reports, when they were or are filed with the Commission, conformed or will conform in all material respects to the applicable requirements of the Exchange Act and the applicable rules and regulations of the Commission thereunder; and no such documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule III(a) hereof. The Preliminary Offering Circular or the Offering Circular and any amendments or supplements thereto and the Exchange Act Reports did not and will not, as of their respective dates, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(b)	For the purposes of this Agreement, the “Applicable Time” is 8:30 a.m. (Eastern time) on the date of this Agreement; the Pricing Circular as supplemented by the information set forth in Schedule IV hereto, taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Company Supplemental Disclosure Document (as defined in Section 6(a)(i)) listed on Schedule III(b) hereto does not conflict with the information contained in the Pricing Circular or the Offering Circular and each such Company Supplemental Disclosure Document, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in a Company Supplemental Disclosure Document in reliance upon and in conformity with information furnished in writing to the Company by a Purchaser through the Representative expressly for use therein;

(c)	The Company and its subsidiaries, taken as a whole, have not sustained since the date of the latest audited financial statements included in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, since the respective dates as of which information is given in the Pricing Circular, there has not been any material change in the capital stock (other than issuances of equity pursuant to equity incentive plans, forfeitures or repurchases of equity securities subject to vesting restrictions or the conversion or exercise of outstanding securities, which plans, vesting restrictions or outstanding securities are described in the Pricing Circular) or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular;

(d)	The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Circular or as would not, individually or in the aggregate, have a material adverse effect on the financial position, stockholder’s equity or results of operations of the Company and its subsidiaries, taken as a whole (a “Material Adverse Effect”); and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases except as would not, individually or in the aggregate, have a Material Adverse Effect;

(e)	The Company (i) has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Circular, and (ii) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except with respect to clause (ii) as would not, individually or in the aggregate, have a Material Adverse Effect; and each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, except where the failure to be in good standing would not, individually or in the aggregate, have a Material Adverse Effect;

(f)

The Company has an authorized capitalization as set forth in the Pricing Circular and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; and all of the issued shares of capital stock of each of the subsidiaries of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except for directors’ qualifying shares and except as otherwise set forth in the Pricing Circular) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims that would not, individually or in the aggregate, have a Material Adverse Effect; the descriptions in the Pricing Circular of the Company’s stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted thereunder (including with respect to the grant or exercise dates thereof), fairly describe in all material respects such plans, arrangements, options and rights;

(g)	The Securities have been duly authorized by the Company and the Initial Guarantors and, if the Gen-Probe Acquisition is consummated on or prior to the Time of Delivery, then as of the Time of Delivery the Securities will have been duly authorized by the Company and the Guarantors; if the Gen-Probe Acquisition has not been consummated as of the Time of Delivery, then when the Securities are issued and delivered by the Company and the Initial Guarantors pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Initial Guarantors, entitled to the benefits provided by the indenture to be dated as of the Time of Delivery (the “Indenture”) among the Company, the Guarantors named therein, any Specified Guarantors that subsequently become party thereto by execution of a Supplemental Indenture on or prior to the Escrow Release Date and Wells Fargo Bank, National Association, as Trustee (the “Trustee”), under which they are to be issued, which will be substantially in the form previously delivered to the Representative; if the Gen-Probe Acquisition has been consummated as of the Time of Delivery, then when the Securities are issued and delivered by the Company and the Guarantors pursuant to this Agreement, the Securities will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligation of the Company and the Guarantors, entitled to the benefits provided by the Indenture; the Indenture has been duly authorized by the Company and the Initial Guarantors and if the Gen-Probe Acquisition is consummated on or prior to the Time of Delivery, then as of the Time of Delivery, the Indenture will have been duly authorized by the Company and the Guarantors; if the Gen-Probe Acquisition has not been consummated as of the Time of Delivery, then when the Indenture is executed and delivered by the Company, the Initial Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Company and each Initial Guarantor, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; if the Gen-Probe Acquisition has been consummated as of the Time of Delivery, then when the Indenture is executed and delivered by the Company, the Guarantors and the Trustee, the Indenture will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Company and each Guarantor, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; if the Gen-Probe Acquisition has not been consummated as of the Time of Delivery, then the Supplemental Indenture will have been duly authorized by each Specified Guarantor on or prior to the Escrow Release Date, and, on the Escrow Release Date, the Supplemental Indenture will have been duly executed and delivered by each Specified Guarantor and, when the Supplemental Indenture has been duly executed and delivered by the Specified Guarantors, the Indenture, as supplemented, will constitute a valid and legally binding instrument, enforceable in accordance with its terms against the Company and each Guarantor, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principles; and the Securities and the Indenture will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(h)	The Exchange Securities have been duly authorized and, when issued and delivered pursuant to the Indenture and the Registration Rights Agreement, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Company and the Guarantors entitled to the benefits provided in the Indenture; and the Registration Rights Agreement has been duly authorized by the Company and the Initial Guarantors and, if the Gen-Probe Acquisition is consummated on or prior to the Time of Delivery, then as of the Time of Delivery, the Registration Rights Agreement will have been duly authorized by the Company and the Guarantors; if the Gen-Probe Acquisition has not been consummated as of the Time of Delivery, then when the Registration Rights Agreement is executed and delivered by the Company and the Initial Guarantors, the Registration Rights Agreement will constitute a valid and legally binding instrument of the Company and each Initial Guarantor, enforceable in accordance with its terms against the Company and each Initial Guarantor, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals; if the Gen-Probe Acquisition has been consummated as of the Time of Delivery, then when the Registration Rights Agreement is executed and delivered by the Company and the Guarantors, the Registration Rights Agreement will constitute a valid and legally binding instrument of the Company and each Guarantor, enforceable in accordance with its terms against the Company and each Guarantor, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals; if the Gen-Probe Acquisition is not consummated as of the Time of Delivery, the joinder to the Registration Rights Agreement will have been duly authorized by each Specified Guarantor on or prior to the Escrow Release Date, and, on the Escrow Release Date, the joinder to the Registration Rights Agreement will have been duly executed and delivered by each Specified Guarantor and, when the joinder to the Registration Rights Agreement has been duly executed and delivered by the Specified Guarantors, the Registration Rights Agreement will constitute a valid and legally binding instrument of the Company and each Specified Guarantor, enforceable in accordance with its terms against each Specified Guarantor, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals; and the Exchange Notes and the Registration Rights Agreement will conform to the descriptions thereof in the Pricing Disclosure Package and the Offering Circular;

(i)

The Escrow Agreement has been duly authorized, by the Company and, if the Gen-Probe Acquisition has not been consummated as of the Time of Delivery, then at the Time of Delivery, the Escrow Agreement will have been executed and delivered by the Company, and when executed and delivered by the Escrow Agent and the Trustee, assuming due authorization by each of the Escrow Agent and the Trustee, the Escrow Agreement will constitute valid and legally binding obligations of the Company, enforceable in accordance with its terms against the Company, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights and to general equity principals; and the Escrow Agreement will conform to the description thereof in the Pricing Disclosure Package and the Offering Circular. When executed and delivered to the Escrow Agent and the Trustee at the Time of Delivery, the Escrow Agreement will grant and create a valid and enforceable perfected first-priority security interest in the Escrowed Property in favor of the Trustee to secure the obligations under the Securities;

(j)	None of the transactions contemplated by this Agreement (including, without limitation, the use of the proceeds from the sale of the Securities) will violate or result in a violation of Section 7 of the Exchange Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System;

(k)	Prior to the date hereof, neither the Company nor any of its affiliates has taken any action which is designed to or which has constituted stabilization or manipulation of the price of any security of the Company in connection with the offering of the Securities;

(l)	The issue and sale of the Securities and the compliance by the Company and the Guarantors with all of the provisions of the Securities, the Indenture, the Registration Rights Agreement, the Joinder Agreement, the Escrow Agreement (if executed and delivered) and this Agreement and the consummation of the transactions herein and therein contemplated (including, without limitation, consummation of the Gen-Probe Acquisition) will not: (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the Certificate of Incorporation of the Company or any Guarantor (as amended to date) or the By-laws of the Company or any Guarantor or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except with respect to clauses (i) and (iii) as would not, individually or in the aggregate, have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company and the Guarantors of the transactions contemplated by this Agreement, the Indenture, the Registration Rights Agreement, the Joinder Agreement and the Escrow Agreement, except for the filing of a registration statement by the Company with the Commission pursuant to the United States Securities Act of 1933, as amended (the “Act”) pursuant to the Registration Rights Agreement and such consents, approvals, authorizations, registrations or qualifications as would not, individually or in the aggregate, have a Material Adverse Effect or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities by the Purchasers;

(m)	Neither the Company nor any of its subsidiaries is (i) in violation of its Certificate of Incorporation or By-laws or (ii) in default in the performance or observance of any material obligation, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the case of the foregoing clause (ii), such as would not, individually or in the aggregate, have a Material Adverse Effect;

(n)	Other than as set forth in the Pricing Disclosure Package, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect; and to the best of the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(o)	Each of the Company and each Guarantor is not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof will not be, an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(p)	Ernst & Young LLP, who have audited certain financial statements of the Company, Gen-Probe and their respective subsidiaries and have audited the Company’s and Gen-Probe’s internal control over financial reporting, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(q)	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect; and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company has evaluated the effectiveness of its internal controls over financial reporting and has concluded that such controls are adequate to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States and the Company is not aware of any material weaknesses in its internal control over financial reporting;

(r)	Gen-Probe maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect; and has been designed by Gen-Probe’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Gen-Probe has evaluated the effectiveness of its internal controls over financial reporting and has concluded that such controls are adequate to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States and Gen-Probe is not aware of any material weaknesses in its internal control over financial reporting;

(s)	Since the date of the latest audited financial statements incorporated by reference in the Pricing Disclosure Package, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(t)	Since the date of the latest audited financial statements of Gen-Probe included in the Pricing Disclosure Package, there has been no change in Gen-Probe’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, Gen-Probe’s internal control over financial reporting;

(u)	The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(v)	The financial statements of the Company and its consolidated subsidiaries, together with the related schedules and notes, included in the Pricing Disclosure Package and the Offering Circular present fairly in all material respects the financial position of the Company and its consolidated subsidiaries on a combined basis as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Pricing Disclosure Package, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved;

(w)	The financial statements of Gen-Probe and its consolidated subsidiaries, together with the related schedules and notes, included in the Pricing Disclosure Package and the Offering Circular present fairly in all material respects the financial position of Gen-Probe and its consolidated subsidiaries on a combined basis as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Pricing Disclosure Package, such financial statements have been prepared in conformity with generally accepted accounting principles in the United States applied on a consistent basis throughout the periods involved;

(x)	The pro forma financial information and the related notes thereto included under the captions “Summary—Summary Historical Consolidated and Unaudited Pro Forma Financial Information of Hologic,” “Capitalization” and “Unaudited Pro Forma Condensed Combined Financial Information,” and elsewhere in the Pricing Disclosure Package and the Offering Circular present fairly in all material respects the information contained therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements, and to the knowledge of the Company the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein;

(y)

The Company and its subsidiaries have all necessary consents, authorizations, approvals, clearances, orders, certificates and permits of and from, and have made all required declarations and filings with, all federal, state, local and other governmental authorities (including, without limitation, all necessary U.S. Food and Drug Administration (“FDA”) and applicable foreign regulatory agency approvals), all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use their respective properties and assets, as applicable, and to conduct their respective businesses in the manner described in the Pricing Disclosure Package, except such consents, authorizations, approvals, clearances, orders, certificates, permits, declarations and filings the failure of which to have would not, individually or in the aggregate, have a Material Adverse Effect;

(z)	Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company or its subsidiaries own, have the right to use or can acquire on reasonable terms, all patents, patent rights, intellectual property licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names currently employed by the Company and its subsidiaries in connection with the business now operated by the Company and its subsidiaries and, other than as set forth in the Pricing Circular, neither the Company nor any of its subsidiaries has received any notice of or is otherwise aware of any infringement of asserted rights of others with respect to any of the foregoing, except for any infringement of asserted rights of others with respect to any of the foregoing as would not, if ultimately not resolved in the Company’s favor, individually or in the aggregate, have a Material Adverse Effect;

(aa)	The Company and its subsidiaries (i) are and have been in compliance with all applicable federal, state and local laws, including common law, and regulations, relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval; and there are no costs or liabilities associated with Environmental Laws (including, without limitation, any current or anticipated capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties), except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals, or costs or liabilities associated with Environmental Laws, as applicable, would not, individually or in the aggregate, have a Material Adverse Effect;

(bb)	No labor dispute with the employees of the Company or any of its subsidiaries exists, or, to the knowledge of the Company, is imminent, which would, individually or in the aggregate, have a Material Adverse Effect;

(cc)

Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company and its subsidiaries comply with the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), the Internal Revenue Code of 1986, as amended (the “Code”) and the terms of each plan, if and to the extent applicable, with respect to each “pension plan” (as defined in Section 3(2) of ERISA) maintained by the Company or any of its subsidiaries; and none of the Company or its subsidiaries has incurred, or expects to incur, any liability (other than contributions made in accordance with the terms of applicable plans) under Title IV of ERISA with respect to any ongoing, frozen or terminated “pension plan” that is subject to Title IV of ERISA and is, or was, maintained by the Company, its subsidiaries or any other person or entity that, together with the Company and its subsidiaries, is treated as a single employer under Section 414 of the Code, except as would not, individually or in the aggregate, have a Material Adverse Effect;

(dd)	Neither the Company nor any of its subsidiaries nor, to the best knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 (the “FCPA”); or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment, except in the case of clauses (i)-(iv) above as would not, individually or in the aggregate, have a Material Adverse Effect;

(ee)	To the best knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance with (i) applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, and (ii) the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), except, in the case of the foregoing clause (i), such as would not, individually or in the aggregate, have a Material Adverse Effect; and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened;

(ff)	Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, or employee of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(gg)	There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, except for such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect;

(hh)

This Agreement has been duly authorized, executed and delivered by the Company and each Initial Guarantor, and the Joinder Agreement will have been duly authorized by each Specified Guarantor on or prior to the Time of Delivery (or, if the Time of Delivery occurs prior to the consummation of the Gen-Probe Acquisition, the Escrow Release Date), and at the Time of Delivery (or, if the Time of Delivery occurs prior to the consummation of the Gen-Probe

Acquisition, the Escrow Release Date) the Joinder Agreement will have been duly executed and delivered by each Specified Guarantor;

(ii)	When the Securities are issued and delivered pursuant to this Agreement, the Securities will not be of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system;

(jj)	The Company is subject to Section 13 or 15(d) of the Exchange Act;

(kk)	Except for the Registration Rights Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to include such securities in the registration statement under the Act with respect to the Exchange Notes;

(ll)	Neither the Company nor any person acting on its or their behalf has offered or sold the Securities by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act or, with respect to Securities sold outside the United States to non-U.S. persons (as defined in Rule 902 under the Act), by means of any directed selling efforts within the meaning of Rule 902 under the Act and the Company, any affiliate of the Company and any person acting on its or their behalf has complied with and will implement the “offering restriction” within the meaning of such Rule 902;

(mm)	Within the preceding six months, neither the Company nor any other person acting on behalf of the Company has offered or sold to any person any Securities, or any securities of the same or a similar class as the Securities, other than Securities offered or sold to the Purchasers hereunder. The Company will take reasonable precautions designed to insure that any offer or sale, direct or indirect, in the United States or to any U.S. person (as defined in Rule 902 under the Act) of any Securities or any substantially similar security issued by the Company, within six months subsequent to the date on which the distribution of the Securities has been completed (as notified to the Company by Goldman, Sachs & Co.), is made under restrictions and other circumstances reasonably designed not to affect the status of the offer and sale of the Securities in the United States and to U.S. persons contemplated by this Agreement as transactions exempt from the registration provisions of the Act;

(nn)	Assuming the accuracy of the representations and warranties of the Purchasers in Section 3, it is not necessary in connection with the offer, sale and delivery of the Securities to the Purchasers in the manner contemplated by this Agreement and the Pricing Circular, to register the Securities under the Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended; and

(oo)	The Securities are eligible for resale pursuant to Rule 144A and, at the Time of Delivery, will satisfy the requirements set forth in Rule 144A(d)(3) under the Act.

2.

Subject to the terms and conditions herein set forth, the Company and the Guarantors agree to issue and sell to each of the Purchasers, and each of the Purchasers agrees, severally and not jointly, to purchase from the Company and the Guarantors, at a purchase price of 98.969% of the principal amount thereof (the “Purchase Price”), plus accrued interest, if any, from August 1, 2012 to the Time of Delivery, the principal amount of Securities set forth opposite the name of such Purchaser in Schedule I hereto. If the Gen-Probe Acquisition has been consummated on or prior to the Time of Delivery, then, at the Time of Delivery, payment of the Purchase Price for the Securities shall be made to the Company in Federal or other funds immediately available in New York City against delivery of such Securities for the respective accounts of the several Initial Purchasers at the Time of Delivery. If the Gen-Probe Acquisition has not been consummated on or prior to the Time of Delivery, payment of the Purchase Price for the Securities shall be made on behalf of the Company to the Escrow Agent by wire transfer in Federal or other funds immediately available in New York City to a bank account designated by the Escrow Agent against delivery of the Securities by the Company for the respective accounts of the several Initial Purchasers at the Time of Delivery.

3.	Upon the authorization by the Representative of the release of the Securities, the several Purchasers propose to offer the Securities for sale upon the terms and conditions set forth in this Agreement and the Offering Circular and each Purchaser hereby represents and warrants to, and agrees with, the Company and the Guarantors that:

(a)	It will offer and sell the Securities only to:(i) persons who it reasonably believes are “qualified institutional buyers” (“QIBs”) within the meaning of Rule 144A under the Act in transactions meeting the requirements of Rule 144A or (ii) upon the terms and conditions set forth in Annex II to this Agreement;

(b)	It is an Institutional Accredited Investor; and

(c)	It will not offer or sell the Securities by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

4. (a)	The Securities to be purchased by each Purchaser hereunder will be represented by one or more definitive global Securities in book-entry form which will be deposited by or on behalf of the Company with The Depository Trust Company (“DTC”) or its designated custodian. The Company will deliver the Securities to Goldman, Sachs & Co., for the account of each Purchaser, against payment by or on behalf of such Purchaser of the purchase price therefor by wire transfer in Federal (same day) funds, by causing DTC to credit the Securities to the account of Goldman, Sachs & Co. at DTC. The Company will cause the certificates representing the Securities to be made available to the Representative for checking at least twenty-four hours prior to the Time of Delivery at the office of Davis Polk & Wardwell LLP, 450 Lexington Avenue, New York, New York 10017 (the “Closing Location”). The time and date of such delivery and payment shall be 9:30 a.m., New York City time, on August 1, 2012 or such other time and date as the Representative and the Company may agree upon in writing. Such time and date are herein called the “Time of Delivery.”

(b)

The documents to be delivered at the Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross-receipt for the Securities and any additional documents requested by the Purchasers pursuant to Section 8(i) hereof, will be delivered at such time and date at the Closing Location, and the Securities will be delivered at DTC or its designated custodian), all at the Time of Delivery. A meeting will be held at the Closing Location at 5:00 p.m., New York City time, on the New York Business Day immediately preceding the Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5.	The Company agrees with each of the Purchasers:

(a)	To prepare the Offering Circular in a form approved by the Representative; to make no amendment or any supplement to the Offering Circular which shall be disapproved by the Representative promptly after reasonable notice thereof; and to furnish the Purchasers with copies thereof;

(b)	Promptly from time to time to take such action as the Representative may reasonably request, to qualify the Securities for offering and sale under the securities laws of such jurisdictions as the Representative may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any amount in any such jurisdiction where it is not then so subject;

(c)	To furnish the Purchasers with written and electronic copies thereof in such quantities as the Representative may from time to time reasonably request, and if, at any time prior to the expiration of nine months after the date of the Offering Circular, any event shall have occurred as a result of which the Offering Circular as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Offering Circular is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Circular, to notify the Representative and upon the request of the Representative to prepare and furnish without charge to each Purchaser and to any dealer in securities as many written and electronic copies as the Representative may from time to time reasonably request of an amended Offering Circular or a supplement to the Offering Circular which will correct such statement or omission or effect such compliance;

(d)	During the period beginning from the date hereof and continuing until the date 90 days after the Time of Delivery, not to offer, sell contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to any securities of the Company that are substantially similar to the Securities (other than pursuant to, and in accordance with, a registration statement filed pursuant to the Registration Rights Agreement), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing (other than pursuant to, and in accordance with, a registration statement filed pursuant to the Registration Rights Agreement), without the prior written consent of the Representative;

(e)	Not to be or become, at any time prior to the expiration of one year after the Time of Delivery, an open-end investment company, unit investment trust, closed-end investment company or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act;

(f)	During the period of one year after the Time of Delivery, the Company will not, and will not permit any of its “affiliates” (as defined in Rule 144 under the Act) to, resell any of the Securities that constitute “restricted securities” under Rule 144 that have been reacquired by any of them; and

(g)	To use the net proceeds received by it from the sale of the Securities pursuant to this Agreement in the manner specified in the Pricing Circular under the caption “Use of Proceeds.”

6.

(a)	(i) The Company represents and agrees that, without the prior consent of Goldman, Sachs & Co., it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute an “issuer free writing prospectus,” as defined in Rule 433 under the Act (any such offer is hereinafter referred to as a “Company Supplemental Disclosure Document”);

(ii) each Purchaser represents and agrees that, without the prior consent of the Company and Goldman, Sachs & Co., other than one or more term sheets relating to the Securities containing customary information and conveyed to purchasers of securities, it has not made and will not make any offer relating to the Securities that, if the offering of the Securities contemplated by this Agreement were conducted as a public offering pursuant to a registration statement filed under the Act with the Commission, would constitute a “free writing prospectus,” as defined in Rule 405 under the Act (any such offer (other than any such term sheets), is hereinafter referred to as a “Purchaser Supplemental Disclosure Document”); and

(iii) any Company Supplemental Disclosure Document or Purchaser Supplemental Disclosure Document the use of which has been consented to by the Company and Goldman, Sachs & Co. is listed on Schedule III(b) hereto;

7.

The Company covenants and agrees with the several Purchasers that the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the issue of the Securities and all other expenses in connection with the preparation, printing, reproduction and filing of the Preliminary Offering Circular and the Offering Circular and any amendments and supplements thereto and the mailing and delivering of copies thereof to the Purchasers and dealers; (ii) the cost of printing or producing any Agreement among Purchasers, this Agreement, the Indenture, the Registration Rights Agreement, the Joinder Agreement, the Escrow Agreement, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Securities; (iii) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 5(b), including the fees and disbursements of counsel for the Purchasers in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (iv) any fees charged by securities rating services for rating the Securities or the Exchange Securities; (v) the cost of preparing the Securities; (vi) the fees and expenses of the Trustee, the Escrow Agent, any agent thereof and the fees and disbursements of counsel for the Trustee and the Escrow Agent in connection with the Indenture, the Escrow Agent and the Securities; and (vii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 10 and 13 hereof, the Purchasers will pay all of their own costs and expenses, including the fees of their counsel, transfer taxes on resale of any of the Securities by them, and any advertising expenses connected with any offers they may make.

8.	The obligations of the Purchasers hereunder shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)	Davis Polk & Wardwell LLP, counsel for the Purchasers, shall have furnished to the Representative such opinion or opinions, dated the Time of Delivery, with respect to such matters as the Representative may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(b)	Each of (i) Brown Rudnick LLP, (ii) Brownstein Hyatt Farber Schreck, LLP and (iii) Whyte Hirschboeck Dudek S.C. (but, in the case of clause (iii), only if the Gen-Probe Acquisition is consummated as of the Time of Delivery), counsels for the Company and certain of the Guarantors, shall have furnished to the Representative their written opinion in form and substance substantially in the forms attached as Annexes III, IV and V hereto, respectively, each dated the Time of Delivery;

(c)	Mark Casey, general counsel for the Company, shall have furnished to the Representative his written opinion in form and substance substantially in the form attached as Annex VI hereto, dated the Time of Delivery;

(d)	On the date of the Offering Circular prior to the execution of this Agreement and also at the Time of Delivery, (i) Ernst & Young LLP, as the Company’s independent registered public accounting firm and (ii) Ernst & Young LLP, as Gen-Probe’s independent registered public accounting firm, shall each have furnished to the Representative a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representative;

(e)

(i) The Company and its subsidiaries taken as a whole have not sustained since the date of the latest audited financial statements incorporated by reference in the Pricing Circular any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Circular; and, (ii) since the respective dates as of which information is given in the Pricing Circular, there has not been any change in the capital stock (other than issuances of equity pursuant to equity incentive plans or the conversion or exercise of outstanding securities, which plans or outstanding securities are described in the Pricing Circular) or long term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Pricing Circular, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representative so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities being issued at such Time of Delivery on the terms and in the manner contemplated in the Offering Circular;

(f)	On or after the Applicable Time (i) no downgrading shall have occurred in the rating accorded the Company’s debt securities by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Section 3(a)(62) of the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s debt securities;

(g)	On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange or on NASDAQ; (ii) a suspension or material limitation in trading in the Company’s securities on NASDAQ; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representative makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities on the terms and in the manner contemplated in the Offering Circular;

(h)	(i) If the Gen-Probe Acquisition has not been consummated as of the Time of Delivery, the Company and the Initial Guarantors shall have entered into the Indenture and the Registration Rights Agreement at the Time of Delivery, and the Representative shall have received executed copies thereof, or (ii) if the Gen-Probe Acquisition has been consummated as of the Time of Delivery, the Company and the Guarantors shall have entered into the Indenture and the Registration Rights Agreement at the Time of Delivery, and the Representative shall have received executed copies thereof;

(i)

The Company shall have furnished or caused to be furnished to the Representative (i) at the date hereof and the Time of Delivery, certificates from the Chief Financial Officer of the Company, in form and substance substantially in the form attached as Annex VII hereto, as to (x) certain estimates of cost savings and synergies and (y) the Company’s results of operations for the fiscal quarter ended June 23, 2012, and (ii) at the Time of Delivery certificates of officers of the Company satisfactory to the Representative as to the accuracy of the representations and warranties of the Company herein at and as of such Time of

Delivery, as to the performance by the Company of all of its obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsection (e) of this Section and as to such other matters as the Representative may reasonably request;

(j)	If the Gen-Probe Acquisition has been consummated as of the Time of Delivery, (i) the credit and guaranty agreement (the “Senior Secured Credit Facilities”) dated as of the Time of Delivery among the Company, the Company’s subsidiaries that are guarantors thereof and Goldman Sachs Bank USA, as administrative agent and collateral agent, shall have become effective, (ii) the Tranche A Term Loans and Tranche B Term Loans (each as defined in the Senior Secured Credit Facilities) shall have been made to the Company under the Senior Secured Credit Facilities and (iii) the Gen-Probe Acquisition shall have been so consummated on the terms contemplated in the Merger Agreement; if the Gen-Probe Acquisition has not been consummated as of the Time of Delivery, then the Company shall have, on or prior to the Time of Delivery, executed and delivered to the Purchasers an executed copy of the Escrow Agreement, deposited or caused to be deposited the Escrowed Property into the Escrow Account, filed or caused to be filed any agreements, financing statements or other instruments to give the Trustee a valid, perfected first-priority security interest in the Escrowed Property and the Escrow Account (as contemplated by the terms of the Escrow Agreement), complied with the terms and provisions in the Escrow Agreement and provided such evidence as the Representative may reasonably require of the foregoing; and

(k)	If the Gen-Probe Acquisition has been consummated as of the Time of Delivery, the Specified Guarantors shall have entered into the Joinder Agreement, in the form attached as Annex I hereto, at the Time of Delivery, and the Representative shall have received an executed copy thereof.

9.	If the Gen-Probe Acquisition is not consummated as of the Time of Delivery and the Escrow Agreement is entered into, then, concurrently with the release of the Escrowed Property on the Escrow Release Date, the Company and the Guarantors shall satisfy the following conditions:

(a)	The Company shall deliver to the Representative executed copies of any certificates, evidence and documents confirming compliance with and satisfaction of the Escrow Release Conditions in accordance with the Escrow Agreement and such other certificates as the Representative shall reasonably request;

(b)	Fully executed copies (including all exhibits thereto) of the Joinder Agreement, the Supplemental Indenture and the joinder to the Registration Rights Agreement required to be entered into by the Company or the Guarantors party thereto on or prior to the Escrow Release Date shall be delivered to the Representative; and

(c)	The Representative shall have been furnished with opinions of (i) Brown Rudnick LLP, (ii) Brownstein Hyatt Farber Schreck, LLP and (iii) Whyte Hirschboeck Dudek S.C., outside counsels for the Company and certain of the Guarantors, as applicable, and special local counsel in any relevant jurisdiction, in each case dated as of the Escrow Release Date in form and substance satisfactory to the Representative on such matters as reasonably requested by the Representative, including, without limitation, with respect to matters concerning the enforceability of the Joinder Agreement, the Supplemental Indenture and the joinder to the Registration Rights Agreement.

10. (a)	The Company and the Guarantors will indemnify and hold harmless each Purchaser against any losses, claims, damages or liabilities, joint or several, to which such Purchaser may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein not misleading, and will reimburse each Purchaser for any legal or other expenses reasonably incurred by such Purchaser in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and the Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document, in reliance upon and in conformity with written information furnished to the Company by any Purchaser through the Representative expressly for use therein.

(b)	Each Purchaser will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular, or any amendment or supplement thereto, or any Company Supplemental Disclosure Document, or arise out of or are based upon the omission or alleged omission to state therein a material fact or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Offering Circular, the Pricing Circular, the Offering Circular or any such amendment or supplement, or any Company Supplemental Disclosure Document in reliance upon and in conformity with written information furnished to the Company by such Purchaser through Goldman, Sachs & Co. expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)

Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability under subsection (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and in no event shall such omission to notify the indemnifying party relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)

If the indemnification provided for in this Section 10 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other from the offering of the Securities. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Purchasers on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Guarantors on the one hand and the Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Purchasers, in each case as set forth in the Offering Circular. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Purchasers on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), in no event shall a Purchaser be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Purchaser with respect to the offering of the Securities exceeds the amount of any damages that such Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. The Purchasers’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)	The obligations of the Company and the Guarantors under this Section 10 shall be in addition to any liability which the Company and the Guarantors may otherwise have and shall extend, upon the same terms and conditions, to any officer, director, employee, agent and affiliate of each Purchaser and each person, if any, who controls any Purchaser within the meaning of the Act; and the obligations of the Purchasers under this Section 10 shall be in addition to any liability which the respective Purchasers may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.

11. (a)	If any Purchaser shall default in its obligation to purchase the Securities which it has agreed to purchase hereunder, the Representative may in its discretion arrange for the Representative or another party or other parties to purchase such Securities on the terms contained herein. If, within thirty-six hours after such default by any Purchaser, the Representative does not arrange for the purchase of such Securities, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representative to purchase such Securities on such terms. In the event that, within the respective prescribed periods, the Representative notifies the Company that the Representative has so arranged for the purchase of such Securities, or the Company notifies the Representative that the Company has so arranged for the purchase of such Securities, the Representative or the Company shall have the right to postpone the Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Offering Circular, or in any other documents or arrangements, and the Company agrees to prepare promptly any amendments to the Offering Circular which in the Representative’s opinion may thereby be made necessary. The term “Purchaser” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Securities.

(b)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of such Securities which remains unpurchased does not exceed 10% of the aggregate principal amount of all the Securities, then the Company shall have the right to require each non-defaulting Purchaser to purchase the principal amount of Securities which such Purchaser agreed to purchase hereunder and, in addition, to require each non-defaulting Purchaser to purchase its pro rata share (based on the principal amount of Securities which such Purchaser agreed to purchase hereunder) of the Securities of such defaulting Purchaser or Purchasers for which such arrangements have not been made; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

(c)	If, after giving effect to any arrangements for the purchase of the Securities of a defaulting Purchaser or Purchasers by the Representative and the Company as provided in subsection (a) above, the aggregate principal amount of Securities which remains unpurchased exceeds 10% of the aggregate principal amount of all the Securities, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Purchasers to purchase Securities of a defaulting Purchaser or Purchasers, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Purchaser or the Company, except for the expenses to be borne by the Company and the Purchasers as provided in Section 7 hereof and the indemnity and contribution agreements in Section 10 hereof; but nothing herein shall relieve a defaulting Purchaser from liability for its default.

12.	The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Purchaser or any controlling person of any Purchaser, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Securities.

13.	If this Agreement shall be terminated pursuant to Section 11 hereof, the Company shall not then be under any liability to any Purchaser except as provided in Sections 7 and 10 hereof; but, if for any other reason, the Securities are not delivered by or on behalf of the Company as provided herein, the Company will reimburse the Purchasers through the Representative for all expenses approved in writing by the Representative, including fees and disbursements of counsel, reasonably incurred by the Purchasers in making preparations for the purchase, sale and delivery of the Securities, but the Company shall then be under no further liability to any Purchaser except as provided in Sections 7 and 10 hereof.

14.	In all dealings hereunder, the Representative shall act on behalf of each of the Purchasers, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Purchaser made or given by the Representative.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Purchasers shall be delivered or sent by mail, telex or facsimile transmission to the Representative in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282-2198, Attention: Registration Department; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Offering Circular, Attention: Secretary. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107 56 (signed into law October 26, 2001)), the Purchasers are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Purchasers to properly identify their respective clients.

15.	This Agreement shall be binding upon, and inure solely to the benefit of, the Purchasers, the Company and, to the extent provided in Sections 10 and 12 hereof, the officers and directors of the Company and each person who controls the Company or any Purchaser, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Securities from any Purchaser shall be deemed a successor or assign by reason merely of such purchase.

16.	Time shall be of the essence of this Agreement.

17.	Each of the Company and the Guarantors acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Guarantors, on the one hand, and the several Purchasers, on the other, (ii) in connection therewith and with the process leading to such transaction each Purchaser is acting solely as a principal and not the agent or fiduciary of the Company or any Guarantor, (iii) no Purchaser has assumed an advisory or fiduciary responsibility in favor of the Company or any Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Purchaser has advised or is currently advising the Company or any Guarantor on other matters) or any other obligation to the Company or any Guarantor except the obligations expressly set forth in this Agreement and (iv) each of the Company and the Guarantors has consulted its own legal and financial advisors to the extent it deemed appropriate. Each of the Company and the Guarantors agrees that it will not claim that the Purchasers, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or any Guarantors, in connection with such transaction or the process leading thereto.

18.	This Agreement, together with the Joinder Agreement, supersedes all prior agreements and understandings (whether written or oral) between the Company and the Purchasers, or any of them, with respect to the subject matter hereof.

19.	THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK. Each of the Company and the Guarantors agrees that any suit or proceeding arising in respect of this agreement or our engagement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

20.	Each of the Company, the Guarantors and the Purchasers hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

21.	This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

22.	Notwithstanding anything herein to the contrary, the Company (and the Company’s employees, representatives and other agents) are authorized to disclose to any and all persons, the tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Purchasers’ imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax treatment” means US federal and state income tax treatment, and “tax structure” is limited to any facts that may be relevant to that treatment.

If the foregoing is in accordance with the Representative’s understanding, please sign and return to us five counterparts hereof, and upon the acceptance hereof by the Representative, on behalf of each of the Purchasers, this letter and such acceptance hereof shall constitute a binding agreement between each of the Purchasers and the Company. It is understood that the Representative’s acceptance of this letter on behalf of each of the Purchasers is pursuant to the authority set forth in a form of Agreement among Purchasers, the form of which shall be submitted to the Company for examination upon request, but without warranty on the Representative’s part as to the authority of the signers thereof.

[Signature page follows]

Very truly yours,

Hologic, Inc.

By:	/s/ GLENN P. MUIR
Name:	Glenn P. Muir
Title:	Executive Vice President, Finance and Administration, Chief Financial Officer, Assistant Treasurer and Assistant Secretary
AEG Photoconductor Corporation
Cruiser, INC. Cytyc Corporation
Cytyc Interim, Inc. Cytyc International, Inc.
Cytyc Prenatal Products Corp. Cytyc Surgical Products, III, Inc.
Direct Radiography Corp.
Interlace Medical, Inc. Sentinelle Medical USA Inc.
SST Merger Corp. Suros Surgical Systems, Inc. Third Wave Agbio, Inc.
Third Wave Technologies, Inc.

By:	/s/ GLENN P. MUIR
Name:	Glenn P. Muir
Title:	Executive Vice President, Treasurer and Assistant Secretary

BioLucent, LLC By: Hologic, Inc., its managing member

By:	/s/ GLENN P. MUIR
Name: Title:	Glenn P. Muir Executive Vice President, Finance and Administration, Chief Financial Officer, Assistant Treasurer and Assistant Secretary

Cytyc Development Company LLC

By:	/s/ GLENN P. MUIR
Name: Title:	Glenn P. Muir Manager

Cytyc Limited Liability Company By: Cytyc Corporation, its managing member

By:	/s/ GLENN P. MUIR
Name: Title:	Glenn P. Muir Executive Vice President, Treasurer and Assistant Secretary

Hologic Limited Partnership Cytyc Surgical Products, Limited Partnership Cytyc Surgical Products II, Limited Partnership By: Cytyc Corporation, its general partner

By:	/s/ GLENN P. MUIR
Name: Title:	Glenn P. Muir Executive Vice President, Treasurer and Assistant Secretary

[Signature Page to Purchase Agreement]

Accepted as of the date hereof:
Goldman, Sachs & Co.

By:	/s/ Adam T. Greene
Name:	Adam T. Greene
Title:	Vice President

[Signature Page to Purchase Agreement]

SCHEDULE I

Purchaser	Principal Amount of Securities to be Purchased
Goldman, Sachs & Co.	$850,000,000
Citigroup Global Markets Inc.	150,000,000

Total	$1,000,000,000

SCHEDULE II(A)

List of the Initial Guarantors

AEG Photoconductor Corporation

BioLucent, LLC

Cruiser, INC.

Cytyc Corporation

Cytyc Development Company LLC

Cytyc Interim, Inc.

Cytyc International, Inc.

Cytyc Limited Liability Company

Cytyc Prenatal Products Corp.

Cytyc Surgical Products, Limited Partnership

Cytyc Surgical Products II, Limited Partnership

Cytyc Surgical Products III, Inc.

Direct Radiography Corp.

Hologic Limited Partnership

Interlace Medical, Inc.

Sentinelle Medical USA Inc.

SST Merger Corp.

Suros Surgical Systems, Inc.

Third Wave Agbio, Inc.

Third Wave Technologies, Inc.

SCHEDULE II(B)

List of the Specified Guarantors

Gen-Probe Incorporated

Gen-Probe Sales & Service, Inc.

Gen-Probe International, Inc.

Gen-Probe Holdings, Inc.

Gen-Probe Transplant Diagnostics, Inc.

Gen-Probe GTI Diagnostics Holding Company

Gen-Probe GTI Diagnostics, Inc.

Gen-Probe Prodesse, Inc.

SCHEDULE III

(a)	Additional Documents Incorporated by Reference: None

(b)	Approved Supplemental Disclosure Documents: None

SCHEDULE IV

PRICING TERM SHEET

Hologic, Inc.

$1,000,000,000 6.25% Senior Notes due 2020

The information in this pricing term sheet dated July 19, 2012 to the Preliminary Offering Circular dated July 11, 2012 (the “Preliminary Offering Circular”) supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular to the extent inconsistent with the information in the Preliminary Offering Circular. In all other respects, this pricing term sheet is qualified in its entirety by reference to the Preliminary Offering Circular.

Issuer:	Hologic, Inc.

Securities:	Senior Notes due 2020

Maturity:	August 1, 2020

Interest Payment Dates:	February 1 and August 1 of each year, commencing on February 1, 2013

Distribution:	144A/Regulation S with Registration Rights

Face Amount:	$1,000,000,000 (as increased from $750,000,000 face amount as set forth in the Preliminary Offering Circular, which will result in a corresponding decrease from $2.75 billion to $2.50 billion in expected initial borrowings under the Issuer’s new senior secured credit facilities)

Gross Proceeds:	$1,000,000,000

Use of Proceeds:	The Issuer intends to use the net proceeds from the notes offering, together with amounts drawn under its new senior secured credit facilities and available cash, to acquire Gen-Probe Incorporated and pay related fees and expenses.

Coupon:	6.25%

Offering Price:	100%

Yield to Maturity:	6.25%

Optional Redemption:

On or after:

August 1, 2015: 103.125%

August 1, 2016: 102.083%

August 1, 2017: 101.042%

August 1, 2018 and thereafter: 100.000%

Prior to August 1, 2015, up to 35% of the notes with the net cash proceeds of one or more Qualified Equity Offerings (as defined in the Preliminary Offering Circular), at 106.250%, plus accrued and unpaid interest.

Prior to August 1, 2015, the Issuer may also redeem the notes at a redemption price equal to 100%, plus the Applicable Premium (calculated at the Treasury Rate plus 50 basis points), and accrued and unpaid interest thereon.

Special Mandatory Redemption:	101% plus accrued and unpaid interest if the Acquisition does not occur, as more fully described in the Preliminary Offering Circular.

CUSIP:	144A: 436440 AD3 Reg S: U38284 AA0 IAI: 436440 AE1

ISIN:	144A: US436440AD33 Reg S: USU38284AA08 IAI: US436440AE16

Ratings:	Moody’s: B2 (stable) S&P: BB (stable)

Denominations:	$2,000 minimum; $1,000 increments

Trade Date:	July 19, 2012

Settlement Date:	August 1, 2012 (T+9)

Sole Book-Running Manager:	Goldman, Sachs & Co.

Co-Manager:	Citigroup Global Markets Inc.

Change from Preliminary Offering Circular:

Due to the increase in size of the notes offering from $750 million to $1.0 billion aggregate principal amount, clause (b)(1) under “Description of Notes—Certain Covenants—Limitation on Indebtedness” is revised by replacing “$3.55 billion” in that clause with “$3.30 billion” so that the revised text reads:

(1)    Indebtedness Incurred pursuant to the Senior Secured Credit Facilities; provided, however, that, immediately after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $3.30 billion;

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time.

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of these securities or the offering. Please refer to the Preliminary Offering Circular for a complete description.

This communication is being distributed in the United States solely to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, and outside the United States solely to non-U.S. persons as defined under Regulation S.

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

A copy of the offering circular for the offering can be obtained from your Goldman Sachs sales person or Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, NY 10282, telephone: 1-866-471-2526, facsimile: 212-902-9316 or by emailing prospectus-ny@ny.email.gs.com.

ANNEX I

FORM OF JOINDER AGREEMENT

[                    ], 20[    ]

Reference is hereby made to the Purchase Agreement, dated July 19, 2012 (the “Purchase Agreement”), among Hologic, Inc., a Delaware corporation (the “Company”), the Guarantors party thereto, and Goldman, Sachs & Co., as representative (the “Representative”) of the Purchasers named on Schedule I thereto (the “Purchasers”), providing for the issuance and sale of the Securities (as defined therein) by the Company and the Guarantors.

Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement.

Each of the undersigned hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, it shall be deemed to be a party to the Purchase Agreement as if it were an original signatory thereto and hereby makes the representations and warranties and expressly assumes, and agrees to perform and discharge, all of the obligations and liabilities of a “Guarantor” as the case may be, under the Purchase Agreement, including without limitation, any indemnity and contribution obligations under the Purchase Agreement. All references in the Purchase Agreement to the “Guarantors” shall hereafter include each of the undersigned and their respective successors, as applicable.

Each of the undersigned hereby agrees to promptly execute and deliver any and all further documents and take such further action as the Company or any undersigned party or the Purchasers may reasonably require to effect the purpose of this Joinder Agreement.

This Joinder Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any law other than the laws of the state of New York.

[Signature Pages Follow]

IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first set forth above.

Gen-Probe Incorporated
Gen-Probe Sales & Service, Inc. Gen-Probe International, Inc. Gen-Probe Holdings, Inc.
Gen-Probe Transplant Diagnostics, Inc. Gen-Probe GTI Diagnostics Holding Company Gen-Probe GTI Diagnostics, Inc.
Gen-Probe Prodesse, Inc.

By
Name:
Title:

ANNEX II

(1)	The Securities have not been and will not be registered under the Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the Act or pursuant to an exemption from the registration requirements of the Act. Each Purchaser represents that it has offered and sold the Securities, and will offer and sell the Securities (i) as part of their distribution at any time and (ii) otherwise until 40 days after the later of the commencement of the offering and the Time of Delivery, only in accordance with Rule 903 of Regulation S or Rule 144A under the Act. Accordingly, each Purchaser agrees that neither it, its affiliates nor any persons acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and it and they have complied and will comply with the offering restrictions requirement of Regulation S. Each Purchaser agrees that, at or prior to confirmation of sale of Securities (other than a sale pursuant to Rule 144A), it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

“The Securities covered hereby have not been registered under the U.S. Securities Act of 1933 (the “Securities Act”) and may not be offered and sold within the United States or to, or for the account or benefit of, U.S. persons (i) as part of their distribution at any time or (ii) otherwise until 40 days after the later of the commencement of the offering and the closing date, except in either case in accordance with Regulation S (or Rule 144A if available) under the Securities Act. Terms used above have the meaning given to them by Regulation S.”

Terms used in this paragraph have the meanings given to them by Regulation S.

Each Purchaser further agrees that it has not entered and will not enter into any contractual arrangement with respect to the distribution or delivery of the Securities, except with its affiliates or with the prior written consent of the Company.

(2)	Each Purchaser agrees that it will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Securities in such jurisdictions. Each Purchaser understands that no action has been taken to permit a public offering in any jurisdiction outside the United States where action would be required for such purpose. Each Purchaser agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except in any such case with Goldman, Sachs & Co.’s express written consent and then only at its own risk and expense.

ANNEX VII

HOLOGIC, INC.

CHIEF FINANCIAL OFFICER’S CERTIFICATE

[            ], 2012i

Reference is hereby made to (i) the Purchase Agreement dated July 19, 2012 (the “Purchase Agreement”) between Hologic, Inc. (the “Company”) and Goldman, Sachs & Co., as representative of the several initial purchasers named therein (the “Purchasers”) and (ii) the [Preliminary] Offering Circular dated July [    ], 2012 (the “[Preliminary] Offering Circular”) in connection with an offering (the “Offering”) of $1,000,000,000 aggregate principal amount of the Company’s Senior Notes due 2020 (the “Securities”). Capitalized terms used but not defined in this certificate have the meaning assigned to them in the Purchase Agreement.

In connection with the Offering and to assist the Purchasers in conducting and documenting their investigation of the affairs of the Company, the undersigned, the Chief Financial Officer of the Company, hereby certifies that:

1. Attached hereto as Exhibit A is a schedule setting forth the assumptions and calculations used by the Company in preparing the Company’s estimated cost savings and synergies resulting from the Company’s acquisition of Gen-Probe Incorporated (the “Acquisition”). Such assumptions, calculations and estimates (a) are derived from the Company’s due diligence and analyses performed in connection with the Acquisition and (b) have been prepared by the Company in good faith and are based on the best information available to the Company. The amount of estimated cost savings and synergies set forth in the [Preliminary] Offering Circular under “Summary Historical Consolidated and Unaudited Pro Forma Financial Information of Hologic” as “Cost reduction initiatives” has been computed and prepared by the Company on the basis of the assumptions and calculations referred to above and therein and fairly presents in all material respects the Company’s best reasonable estimates of such cost savings and synergies.

2. Attached hereto as Exhibit B are certain estimates of financial information and related data with respect to the Company for the periods presented therein (the “Financial Information”), which are set forth in the [Preliminary] Offering Circular. The Financial Information (a) is derived from the books and records of the Company, (b) fairly presents in all material respects the Company’s preliminary estimates of the financial condition and results of operations of the Company for the periods presented and (c) except as disclosed therein, has been prepared in conformity with U.S. generally accepted accounting principles.

[Signature Page Follows]

[i]	To be delivered at pricing and at closing. Bracketed references below to “preliminary” to be deleted for certificate delivered at closing.

In witness whereof, I have executed this certificate as of the date first set forth above.

By:
Name:
	Title:	Chief Financial Officer

[Signature Page to CFO’s Certificate pursuant to the Purchase Agreement]

EXHIBIT A

[To be spreadsheet provided in connection with diligence of synergies]

EXHIBIT B

[To be excerpt from offering circular]